Exhibit 10.1

TRANSITION AGREEMENT

WiSA Technologies, Inc. (“WiSA”) and Gary Williams (“Executive”) hereby enter into this Transition Agreement effective this 23rd day of August, 2024.

1.             Executive Employment Agreement. All capitalized terms used herein have the definitions set forth in the Executive Employment Agreement between them effective as of August 24, 2022 (the “Employment Agreement”). To the extent that there is any conflict between the Employment Agreement and this Transition Agreement, this Transition Agreement shall control. Sections 15 (“Arbitration”) through 18 (“Miscellaneous”) of the Employment Agreement are incorporated herein.

2.             Resignation. Executive has informed WiSA that he intends to resign, without Good Reason, and by his execution of this Transition Agreement, he hereby resigns with an effective date of November 30, 2024.

3.             Executive’s Obligations. Until and through November 30, 2024, Executive’s duties and responsibilities shall include providing training, information transfer, and/or any other assistance reasonably requested by, or on behalf of, any person(s) hired and/or designated by WiSA to assume any or all of Executive’s positions and/or responsibilities. Nothing in this Section shall be construed as limiting Executive’s duties and responsibilities.

4.             Transition Bonus and Accelerated Vesting. Section 4 (“Bonus Compensation”) of the Employment Agreement is hereby struck in its entirety and replaced with the following text: If and only if Executive remains employed by WiSA until and through November 30, 2024 and adequately fulfills his duties and responsibilities to WiSA throughout that time and which duties and responsibilities include, without limitation, those set forth in Section 3 above), WiSA shall provide the Transition Bonus and Accelerated Vesting set forth below.

a.                   Transition Bonus. WiSA shall pay Executive a one-time bonus in the gross amount of $151,925.00 (the “Transition Bonus”). The Transition Bonus shall be paid, if at all, on November 30, 2024 less applicable taxes and withholdings.

b.                  Accelerated Vesting. Any and all restricted stock awards (“RSAs”) that Executive has been issued, but that have not vested prior to November 30, 2024, shall become fully vested effective November 30, 2024 (“Accelerated Vesting”).

5.             No Impact on Termination. Nothing in this Transition Agreement alters either WiSA’s or Executive’s right to terminate the Term, as set forth in the Employment Agreement, prior to November 30, 2024, or the consequences of such termination. For example and without limitation, Section 8(b) (“Resignation for Good Reason or Termination without Cause”) of the Employment Agreement remains in full effect.

6.             Authority. WiSA has duly authorized the officer below to modify the Employment Agreement.

7.             Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transition Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Agreement or any amendments thereto.

8.             Separation Agreement. Contemporaneously with this Termination Agreement, the parties have negotiated a separation agreement, which separation agreement is attached to this Termination Agreement as Exhibit A hereto. It is the intent of the parties to execute the separation agreement substantially as negotiation agreement at the expiration of this Termination Agreement.

IN WITNESS OF THIS AGREEMENT, the parties have signed below.

EXECUTIVE

/s/ Gary Williams	Date: 08-23-2024
GARY WILLIAMS

WISA TECHNOLOGIES, INC.

/s/ Brett Moyers	Date: 08-23-2024
By: Brett Moyers
Its: Chief Executive Officer

EXHIBIT A

SEPARATION AGREEMENT

This Separation Agreement (the “Separation Agreement”) is entered into as of the Effective Date (defined in Paragraph 8, below) by and between WiSA Technologies, Inc. (the “Company” or “WiSA”) and Gary Williams (the “Executive”; together with the Company, the “Parties”). Capitalized terms not otherwise defined in this Separation Agreement shall have the meaning set forth in the Employment Agreement (defined below).

WHEREAS, the Company and the Executive entered into that certain Executive Employment Agreement effective August 24, 2022 (the “Employment Agreement”) pursuant to which the Executive was employed by the Company and tasked with, among other things, overseeing the Company’s accounting, finance, human resources and financial control departments;

WHEREAS, the Executive has resigned from the Company with an effective date of November 30, 2024, as set forth in the Transition Agreement of August [•], 2024, which includes other terms agreed upon by the Parties; and

WHEREAS, both Parties acknowledge that they receive through this Separation Agreement certain good and valuable consideration to which they would not otherwise be entitled;

NOW, THEREFORE, the Parties agree as follows:

1.             Condition Precedent. As a condition precedent to the effectiveness of this Separation Agreement, the Executive acknowledges that he shall execute a supplemental release, in the form attached to this Separation Agreement (the “Supplemental Release”), no earlier than December 1, 2024 and no later than December 6, 2024.

2.             COBRA Subsidy. Provided that the Executive signs and returns this Separation Agreement within twenty-one (21) days (and does not revoke it), complies with the terms set forth herein, is not terminated and does not resign for Good Reason (as that term is defined in the Employment Agreement) prior to November 30, 2024, and timely executes and does not revoke the Supplemental Release, the Company will provide the Executive with the COBRA Subsidy described as follows.

A.                Subsidy. If the Executive is currently enrolled in the Company’s group health, dental, and/or vision plans and timely elects to continue coverage under COBRA, the Company will continue to pay its current share of the premium cost of the Executive’s continuation of the same level of group health and/or dental coverage (as elected) as in effect on the Executive’s final date of employment with the Company (the “Separation Date”) and as if Executive were an active employee for a period of six (6) months (the “COBRA Subsidy”). No COBRA Subsidy will be available unless the Executive elects and receives applicable coverage for at least one month. The Executive will be solely responsible for paying the balance of the cost of COBRA during the period in which the COBRA subsidy is available and thereafter the entire cost of COBRA for the remainder of any COBRA continuation coverage period. The Executive agrees to notify the Company promptly if he becomes eligible for group health, vision, and/or dental coverage through another employer. He also agrees to respond promptly and fully to any reasonable requests for information by the Company concerning his eligibility for such coverage.

B.                 Impact of Earlier Resignation or Termination. If the Executive chooses to resign without Good Reason with an effective date prior to November 30, 2024, this shall not affect his eligibility for the COBRA Subsidy. If the Executive is terminated for Cause prior to November 30, 2024, Section 8(a) of the Employment Agreement shall govern, and the Executive shall have no rights under this Agreement. If the Executive resigns for Good Reason or is terminated without Cause prior to November 30, 2024, Section 8(b) of the Employment Agreement shall govern, and the Executive shall have no rights under this Agreement.

C.                 Amendment. This Separation Agreement hereby amends the Employment Agreement to the extent that the Company’s offer and/or provision of the COBRA Subsidy is inconsistent with the Employment Agreement. The Company has duly authorized the officer below to modify the Employment Agreement.

3.             General Release of Claims.

A.                General Release. In exchange for the promises and payments described in this Separation Agreement, the Executive (on behalf of himself and his heirs, executors, administrators and assigns) hereby fully releases and discharges the Company and its parent, subsidiaries, affiliates, officers, directors, members, shareholders, successors, partners, principals, employees, agents, representatives, fiduciaries, attorneys, and/or anyone else connected with each of the foregoing (collectively, the “Released Parties”), forever and unconditionally from any and all manner of action, claim, demand, damages, cause of action, debt, sum of money, contract, covenant, controversy, agreement, promise, judgment, and demand whatsoever, in law or equity, known or unknown, existing or claimed to exist (hereinafter, collectively referred to as “Claims”) that may lawfully be included in this General Release arising from the beginning of time through the execution of this Separation Agreement under the laws of any state or locality, including without limitation, all Claims relating to or arising out of the Executive’s employment and/or termination of employment with the Company, commission, bonus and/or employee benefits and/or any discrimination claim based on race, religion, color, national origin, age, sex, sexual orientation or preference, disability, retaliation, or any cause of action under all applicable laws and regulations, including, but not limited to the following in each case as amended: Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act (including, without limitation, the Older Workers’ Benefit Protection Act), 29 U.S.C. §§ 623, et seq. the Equal Pay Act of 1963, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act of 1974 (except any valid claim to recover vested benefits, if applicable), the Sarbanes-Oxley Act of 2002, any applicable Executive Order program, and their state or local counterparts, including without limitation, applicable state statutes, including state anti-discrimination statutes and regulations, the California Fair Employment and Housing Act (FEHA), the California Labor Code, the California Constitution, and the California Family Rights Act (CFRA), all as amended, and for any known and unknown claims under any other federal or local statute, common law, acts, rules, ordinance, regulations, or other laws and amendments to those laws as well as any claims under local statutes and ordinances that may be legally waived and released, and any claims concerning timely payment of wages, and/or any other federal, state or local law, rule, regulation, constitution or ordinance, or under any public policy or common law or arising under any practices or procedure of the Company, and/or any claim for wrongful termination, back pay, future wage loss, any other claim, whether in tort, contract or otherwise, or any claim for costs, fees or other expenses, including attorneys’ fees, provided, however, nothing herein shall be deemed to release any claims that the Executive may have arising from a breach by the Company of its obligations set forth in this Separation Agreement.

B.                 This Agreement is intended to be effective as a general release of and bar to all claims as stated in this Section. Accordingly, the Executive specifically waives all rights under California Civil Code Section 1542, which states, “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” The Executive acknowledges that the Executive may later discover claims or facts in addition to or different from those which the Executive now knows or believes to exist with regards to the subject matter of this Agreement, and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, the Executive waives any and all claims that might arise as a result of such different or additional claims or facts.

C.                 This release does not prohibit the Executive from filing an unfair labor practice charge with the National Labor Relations Board or the California Department of Fair Employment and Housing, or a charge of discrimination with the Equal Employment Opportunity Commission or other state or federal agency, but does waive his right to recover damages or other relief associated with any proceeding before the Equal Employment Opportunity Commission. No reference to the law of any jurisdiction shall constitute an admission that the law of such jurisdiction applies. This General Release of Claims shall not apply to (a) any claim that may arise after this Separation Agreement is signed, (b) any claim that may not be waived by law, or (c) any claim by the Executive to enforce this Agreement. The Executive agrees that, if he brings any action against the Company that is covered by this General Release, he will pay the Company’s fees and costs (including reasonable attorney’s fees) incurred in defending against such action.

D.                As a condition of receiving the COBRA Subsidy, the Executive must execute and return the Supplemental Release (included in this document) no earlier than December 1, 2024 and no later than December 6, 2024.

2.             Return of Property. The Executive acknowledges and agrees that all documents, information, and other materials relating to the business of the Company are the sole property of the Company. By signing this Agreement, the Executive confirms that by the Separation Date, he shall perform the following actions: (a) return to the Company all property of the Company, including (without limitation) electronic devices and hard copies of documents, except as provided below; (b) return to the Company all originals and copies of the Company’s files and documents, whether in print or electronic form; (c) return all identification cards, keys, or other means of access to the Company; (d) return any other property of the Company in his possession, custody, or control; and (e) delete any of the Company’s documents or files from all of his personal devices (including, but not limited to, laptops, cellphones and tablets). If the Company does not receive this returned property by December 6, 2024, the Company shall have no obligation to provide the COBRA Subsidy.

3.             Ongoing Obligations. The Executive covenants that he shall fully comply with Section 10 (“Confidential Information and Assignment of Inventions”), Section 11 (“Non-Competition”), Section 12 (“Non-Solicitation”), and Section 13 (“Non-Disparagement”) of the Employment Agreement during the remaining Term, and he covenants that he shall continue to fully comply with Section 10, Section 12, and Section 13 of the Employment Agreement after the Term has ended. The Executive’s obligations to the Company are and shall remain subject to Section 14 (“Protected Disclosures”) of the Employment Agreement. Each of the foregoing sections of the Employment Agreement are fully incorporated as though fully set forth herein. Nothing in this Agreement or the Employment Agreement prevents the Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Executive has reason to believe is unlawful, from providing truthful testimony under oath, or from exercising other protected rights that cannot be waived by agreement.

4.             Enforceability; Severability. If a court finds any term of this Agreement to be invalid or unenforceable, the parties agree that the court shall modify such term to make it enforceable to the maximum extent possible. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provisions, or any part, hereof.

5.             Law Governing; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of California. The Executive agrees that all disputes arising under or out of this Agreement shall be brought in courts of competent jurisdiction within the State of California and he hereby consents to jurisdiction in courts located in the State of California with respect to all such matters.

6.             Entire Agreement; No Representations. This Agreement constitutes the entire agreement between the Executive and the Company concerning the terms and conditions of the Executive’s separation from the Company and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the Executive and the Company, with the sole exception of the Transition Agreement and the surviving obligations of the Employment Agreement addressed above. The Executive agrees that the Company has not made any representations or promises to him regarding the meaning or implication of any provision of this Agreement other than as stated herein.

7.             Modification and Waiver. This Agreement may be amended or modified only by a written instrument signed by the Executive and an authorized representative of the Company. The failure of the Executive or the Company at any time to require the performance of any provision of this Agreement shall in no manner affect the right of such party at a later time to enforce the same provision.

8.             Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Agreement or any amendments thereto.

9.             Acknowledgement and Effective Date. The Company advises the Executive to consult with an attorney regarding all terms set forth in this Separation Agreement. The Executive may have up to twenty-one (21) days from the date he receives this Agreement to sign it. If he signs the Agreement prior to the expiration of the twenty-one (21) day period, he agrees that he did so voluntarily. The Executive will also have seven (7) days following his execution of this Agreement to revoke it (the “Revocation Period”). If he wishes to revoke his signature on this Agreement, he must submit his revocation in writing to the Company prior to the end of the 7-day Revocation Period. This Agreement shall not become effective, and neither the Company nor the Executive shall have any rights or obligations hereunder, until the expiration of the Revocation Period without revocation by the Executive; provided, however, that the Executive shall not be entitled to receive the COBRA Subsidy until and unless he timely executes (and does not revoke) the Supplemental Release.

The “Effective Date” is the eighth (8th) day after the Executive executes and returns this Separation Agreement.

10.           Cooperation. The Executive shall cooperate promptly in any efforts necessary to finalize and/or document the terms set forth above.

11.           Headings. The headings of this Separation Amendment shall not be used to interpret its text.

12.           Counterparts. This Separation Agreement may be executed in counterparts.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

WiSA Technologies, Inc., a Delaware corporation

By: Brett Moyer
Title: Chief Executive Officer

EXECUTIVE:

By: Gary Williams

Supplemental Release

TO BE SIGNED NO EARLIER THAN DECEMBER 1, 2024

This Supplemental Release is hereby incorporated in its entirety into the separation agreement (the “Agreement”) between Gary Williams (“you”) and WiSA Technologies, Inc. (the “Company”). The parties to the Agreement expressly agree that the Company’s obligation to make the payments described in the Agreement are conditioned upon your execution and return of this Supplemental Release no earlier December 1, 2024 and no later than December 6, 2024.

In exchange for the promises and payments described in the Separation Agreement, the Executive (on behalf of himself and his heirs, executors, administrators and assigns) hereby fully releases and discharges the Company and its parent, subsidiaries, affiliates, officers, directors, members, shareholders, successors, partners, principals, employees, agents, representatives, fiduciaries, attorneys, and/or anyone else connected with each of the foregoing (collectively, the “Released Parties”), forever and unconditionally from any and all manner of action, claim, demand, damages, cause of action, debt, sum of money, contract, covenant, controversy, agreement, promise, judgment, and demand whatsoever, in law or equity, known or unknown, existing or claimed to exist (hereinafter, collectively referred to as “Claims”) that may lawfully be included in this General Release arising from the beginning of time through the execution of this Separation Agreement under the laws of any state or locality, including without limitation, all Claims relating to or arising out of the Executive’s employment and/or termination of employment with the Company, commission, bonus and/or employee benefits and/or any discrimination claim based on race, religion, color, national origin, age, sex, sexual orientation or preference, disability, retaliation, or any cause of action under all applicable laws and regulations, including, but not limited to the following in each case as amended: Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act (including, without limitation, the Older Workers’ Benefit Protection Act), 29 U.S.C. §§ 623, et seq. the Equal Pay Act of 1963, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act of 1974 (except any valid claim to recover vested benefits, if applicable), the Sarbanes-Oxley Act of 2002, any applicable Executive Order program, and their state or local counterparts, including without limitation, applicable state statutes, including state anti-discrimination statutes and regulations, the California Fair Employment and Housing Act (FEHA), the California Labor Code, the California Constitution, and the California Family Rights Act (CFRA), all as amended, and for any known and unknown claims under any other federal or local statute, common law, acts, rules, ordinance, regulations, or other laws and amendments to those laws as well as any claims under local statutes and ordinances that may be legally waived and released, and/or any other federal, state or local law, rule, regulation, constitution or ordinance, or under any public policy or common law or arising under any practices or procedure of the Company, and/or any claim for wrongful termination, back pay, future wage loss, any other claim, whether in tort, contract or otherwise, or any claim for costs, fees or other expenses, including attorneys’ fees, provided, however, nothing herein shall be deemed to release any claims that the Executive may have arising from a breach by the Company of its obligations set forth in this Separation Agreement. This release does not prohibit the Executive from filing an unfair labor practice charge with the National Labor Relations Board or the California Department of Fair Employment and Housing, or a charge of discrimination with the Equal Employment Opportunity Commission or other state or federal agency, but does waive his right to recover damages or other relief associated with any proceeding before the Equal Employment Opportunity Commission. No reference to the law of any jurisdiction shall constitute an admission that the law of such jurisdiction applies. This General Release of Claims shall not apply to (a) any claim that may arise after this Separation Agreement is signed, (b) any claim that may not be waived by law, or (c) any claim by the Executive to enforce this Agreement. The Executive agrees that, if he brings any action against the Company that is covered by this General Release, he will pay the Company’s fees and costs (including reasonable attorney’s fees) incurred in defending against such action.

This Agreement is intended to be effective as a general release of and bar to all claims as stated in this Section. Accordingly, the Executive specifically waives all rights under California Civil Code Section 1542, which states, “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” The Executive acknowledges that the Executive may later discover claims or facts in addition to or different from those which the Executive now knows or believes to exist with regards to the subject matter of this Agreement, and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, the Executive waives any and all Claims that might arise as a result of such different or additional claims or facts.

You acknowledge and agree that the Company has fully paid you all compensation relating to your employment at the Company, and that no further compensation is owed or shall be owed in the future (which compensation does not include the COBRA Subsidy). You acknowledge and agree that the Company does not owe you any further reimbursement for business expenses. You also waive any right you may have to recover any compensation or damages in any action against any of the Released Parties brought by any governmental entity on your behalf or on behalf of any class of which you may be a member.

In signing where provided below, you hereby certify that you have returned to the Company: (a) all property of the Company, including (without limitation) electronic devices and hard copies of documents; (b) all originals and copies of the Company’s files and documents, whether in print or electronic form; (c) all identification cards, keys, or other means of access to the Company; and (d) any other property of the Company in your possession, custody or control. You also certify that you have deleted any of the Company’s documents or files from all of your personal devices.

You represent and warrant that you have not filed any cause of action, claim, charge or other action or proceeding against the Company or any Released Parties.

You acknowledge and agree that you have been advised to consult with an attorney. You have more than twenty-one (21) days from the date you received this Supplemental Release to sign it (and must not sign it before December 1, 2024). You will also have seven (7) days following your execution of this Supplemental Release to revoke it (the “Supplemental Revocation Period”). If you wish to revoke your signature on this Supplemental Release, you must submit your revocation in writing to the Company prior to the end of the 7-day Supplemental Revocation Period. This Supplemental Release shall not become effective, and neither the Company nor you shall have any rights or obligations hereunder, until the expiration of the 7-day revocation period.

By signing this Supplemental Release, I, Gary Williams, state that I have read it, I understand it, I agree to abide by everything in it and I have signed it knowingly and voluntarily.

Gary Williams

Date

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